Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENERGINEERS AND GEOLIGISTS

The Board of Directors
Synergy Resources Corporation
Platteville, Colorado

We hereby consent to the incorporation by reference in the Company's Registration Statements on Form S-3 (File numbers 333-177123, 333-186726, 333-188364 and 333-201732) and on Form S-8 (File number 333-191684) of our report relating to the Company's proven oil and gas reserves which was filed as Exhibit 99 to the Company's report on 10-K for the year ended August 31, 2014.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
June 19, 2015
Denver, Colorado